UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 25, 2026
RIGEL PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

0-29889	94-3248524
(Commission File No.)	(IRS Employer Identification No.)

611 Gateway Boulevard Suite 900
South San Francisco, CA	94080
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (650) 624-1100
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	RIGL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 1, 2026, Rigel Pharmaceuticals, Inc. (the "Company") announced that Alison L. Hannah, M.D. was appointed Executive Vice President and Chief Medical Officer of the Company. In connection with her appointment, Dr. Hannah resigned from the Company’s Board of Directors (the “Board”), effective July 1, 2026.

Dr. Hannah had served as a member of the Board since May 2021. Since 2000, Dr. Hannah has served as a consultant to the pharmaceutical and biotechnology industry, directing the development of investigational cancer therapies. Prior to her consulting work, Dr. Hannah served as Chief Medical Officer of CytomX Therapeutics and as Senior Medical Director at SUGEN, Inc.

Effective June 25, 2026, Lisa Rojkjaer, M.D. ceased serving as Executive Vice President and Chief Medical Officer of the Company and separated from the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2026	RIGEL PHARMACEUTICALS, INC.

	By:	/s/ Raymond J. Furey
Raymond J. Furey
Executive Vice President, General Counsel, Chief Compliance Officer, and Corporate Secretary